                                                                   EXHIBIT 10.39

                     MARFIELD, BELGARDE & YAFFE COMPANIES
                              MANAGED PROPERTIES
                         OFFICE/SERVICE BUILDING LEASE

     This LEASE is made this 30th day of September, 1996, between RED CIRCLE L.L.P. (as LANDLORD) and SUMMIT MEDICAL SYSTEMS, INC. (as TENANT).

                                  WITNESSETH:
                                  -----------

     In consideration of the mutual covenants, promises, and agreements herein contained, the parties agree as follows:

1.   DESCRIPTION OF THE PREMISES

     TENANT hereby leases from LANDLORD certain Premises (Leased Premises) within the building (Building), to be renamed the Summit Medical building. The Leased Premises are more specifically designated in Building Floor Plans (Exhibit "A") which are made a part hereof. The Building is located on and for purposes of this Lease is deemed to include the real property legally described on the attached Exhibit "C." TENANT shall have exclusive access to the top floor entrance and to the newly constructed lower level entrance referenced on Exhibit "A." LANDLORD will also construct, as part of the Tenant Improvement Allowance, a second floor exit to the outside grounds as shown on Exhibit "A." The Leased Premises are measured from the outside of all exterior walls to the center of tenant division and common area walls. The Leased Premises will be deemed to initially contain:

     Office, Restroom, entry and finished spaces  50,451 S.F.
     Storage or service area                       4,000 S.F.
                                                --------------
          Total Area                              54,451 S.F.

The Leased Premises are made up of 8,809 square feet on the top floor, 34,612 square feet on the middle floor and 11,030 square feet on the lower floor.

     On the later of the first day of the third Lease Year or the date LANDLORD completes the construction thereof as required by Section 14 below (which may not be later than the end of the third Lease Year), the Leased Premises will be expanded to include an additional 10,549 rentable square feet, labelled "Expansion Space" on Exhibit "A." The Expansion Space will be delivered to Tenant on a "turnkey" basis finished as requested by TENANT, at LANDLORD's sole expense (up to a maximum of $17.00 per rentable square foot multiplied by a fraction, the numerator of which is the number of months remaining in the Lease term at the time possession is tendered to TENANT and the denominator of which is 108). Notwithstanding the foregoing, LANDLORD agrees to perform any necessary Landlord's Work, as defined in Exhibit "E," with respect to the Expansion Space at LANDLORD's sole expense, without diminishing the $17.00 per rentable square foot allowance available for Tenant Improvements. The rent and the term with respect to the Expansion Space will commence upon LANDLORD's delivery of exclusive possession to TENANT after LANDLORD's completion of the tenant improvements required by TENANT and delivery to TENANT of LANDLORD's architect's certificate of completion and a certificate of occupancy by the City of Minnetonka. Rent will be at the same per square foot rate, as that rate changes from time to time, as provided in Section 2. LANDLORD will provide TENANT with at least 150 days prior written notice of the date on which LANDLORD anticipates delivering possession of the Expansion Space to TENANT. Notwithstanding anything to the contrary contained in this Lease, at any time before the later of (i) the date 120 days prior to the first day of the third Lease Year or (ii) the date 30 days after LANDLORD notifies TENANT of the anticipated date of delivery of possession of the Expansion Space, TENANT may terminate this Lease as to the Expansion Space by giving written notice to LANDLORD, together with the payment to LANDLORD of $350,000.00, in which event TENANT shall have no right or obligation to add the Expansion Space to the Leased Premises pursuant to this paragraph.

2.   RENT

     TENANT covenants to pay rent according to the following schedule:

                                                    Annual Gross Rent
                                                (for initial 54,451 s.f.,
                                                   subject to reduction
                                                        per Ex. E)
                                                  (excluding utility and
From and After:           Until and Including:  janitorial costs):
--------------            --------------------  -------------------------
Rent Commencement Date      The last day of the
                            first Lease Year                $435,000
The first day of the second The last day of the
Lease Year                  second Lease Year                562,000

From and After:         Until and Including:             Annual Base Rent:
---------------         -------------------              ----------------
The first day of the    The last day of the third        $8.93 per rentable
third Lease Year        Lease Year                       square foot (for
                                                         initial 54,451 s.f.,
                                                         plus the 10,549 s.f. of
                                                         the Expansion Space,
                                                         as and when added,
                                                         subject to reduction
                                                         per Ex. E)

                                                         (for 65,000 s.f.,
                                                         subject to reduction,
                                                         per Ex. E or
                                                         reduction (on a pro
                                                         rata basis) by reason
                                                         of termination of
                                                         the Expansion Space,
                                                         per Sec. 1):
                                                         -----------

The first day of the    The last day of the fourth       $644,220
fourth Lease Year       Lease Year
The first day of the    The last day of the fifth        $644,220
fifth Lease Year        Lease Year
The first day of the    The last day of the sixth        $644,220
sixth Lease Year        Lease Year
The first day of the    The last day of the seventh      $682,872
seventh Lease Year      Lease Year
The first day of the    The last day of the eighth       $682,872
eighth Lease Year       Lease Year
The first day of the    The last day of the ninth        $682,872
ninth Lease Year        Lease Year

In addition to the foregoing Base Rent, TENANT will pay rent, in accordance with
Section 5 of this Lease, for any storage space leased pursuant thereto. However, in calculating the per square foot Base Rent for purposes of Section 1 or
Section 36, the parties will consider only the Leased Premises (and the Base Rent payable thereon), exclusive of the storage space added pursuant to Section 5 (and the Base Rent payable thereon). TENANT shall pay annual Gross Rent or annual Base Rent, as applicable, to LANDLORD, or to any other entity designated by LANDLORD, without further notice, in equal monthly installments, subject to proration in the case of the first and last months of the Lease term on the first business day of each month during the full term hereof. Rent for partial calendar months during the Lease term will be prorated on a per diem basis. See
Section 7 for TENANT's

Additional Rent obligations. TENANT's obligation to pay Gross Base, Base Rent and Additional Rent is unconditional and independent of any other provision of this Lease. TENANT agrees not to withhold Gross Base, Base Rent or Additional Rent for any reason, except as specifically provided by this Lease. The first month's Gross Rent will be paid by TENANT to LANDLORD as soon as the contingency set forth in Exhibit "E" below is satisfied.

3.   TERM OF LEASE

     At or prior to the delivery of possession of the Leased Premises (including any subsequent expansions thereto) to TENANT, LANDLORD will provide to TENANT a certificate of LANDLORD's architect certifying completion of the Leased Premises pursuant to this Lease and of the parking lot and driveway serving the Leased Premises and a certificate of occupancy by the City of Minnetonka for the Leased Premises. LANDLORD agrees to keep TENANT apprised of the progress of construction so that TENANT may make plans for a smooth and swift move into the Leased Premises. The Lease shall commence on the earlier of the date seven days after LANDLORD delivers to TENANT the two certificates referred to in the preceding sentence or the date TENANT opens for business in the Leased Premises (the "Rent Commencement Date"), and expire on the last day of the ninth Lease Year. "Lease Year," for the purposes of this Lease, shall mean the period from and after the Rent Commencement Date until and including the day prior to the first anniversary of the Rent Commencement Date; and each period of one year thereafter (e.g., if the Rent Commencement Date is November 15, 1996, the first Lease Year would end November 14, 1997 and the second Lease Year would begin November 15, 1997 and end November 14, 1998).

4.   USE OF PREMISES

     TENANT agrees to use the Leased Premises for general office purposes and other "clean and quiet" uses related to TENANT's business and no other purpose; subject to all local, state, and federal laws regulating such use. Such use shall not cause excessive odors, humidity, noise or vibrations which may injure the Building, cause harm to, or disrupt other tenants. LANDLORD agrees to limit tenants in the remainder of the Building to uses compatible with TENANT, which uses must be "clean and quiet" and not adversely affect TENANT's parking areas. LANDLORD will require in all other leases in the Building that the tenant not use more than a specified allotment of parking stalls, and will ensure that such allotment, for all such leases in the aggregate, does not exceed 3.3 parking stalls per 1,000 square feet.

5.   PARKING AND COMMON AREAS

     TENANT, its employees and invitees shall have the exclusive use of the upper parking area. TENANT shall have use of at least 3.3 parking stalls per 1,000 square feet contained in the Leased Premises, without charge (other than Additional Rent). The exclusive spaces referred to above will count towards the
3.3 parking stalls per 1,000 square feet requirement. TENANT may erect signs identifying TENANT's exclusive parking stalls in the upper parking area (some of which signs may designate certain employees or TENANT's visitors). LANDLORD shall enforce the exclusivity of TENANT's parking stalls for TENANT's benefit. LANDLORD will designate by signs as "visitor" stalls at least 15 parking stalls in the lower parking lot, in a location approved by TENANT. If TENANT finds that its visitors are frequently unable to find visitor parking stalls available, LANDLORD agrees, upon written notice by TENANT, to promptly take action to assure visitor parking is available, either by adding additional visitor parking stall signs and/or enforcing the use of the existing visitor parking stalls by only visitors of the Building. TENANT shall also have the nonexclusive right to use the common areas, loading dock, adjacent loading area, sidewalks, driveways and parking spaces other than TENANT's exclusive spaces along with the other tenants of the Building and their employees and invitees. The use of common areas, and the portion of the land set aside by LANDLORD for nonexclusive use of tenants, is subject to such reasonable rules and regulations as the LANDLORD may impose from time to time. Overnight parking of vehicles (except for employees then working at the Leased Premises) and the storage, at any time, of any other property in the common areas of the Building is prohibited. To accommodate TENANT's storage needs, LANDLORD agrees to lease to TENANT, on request by TENANT, on a space available basis, such storage space as required by TENANT, up to 1,000 square feet, in a location reasonably convenient to the loading dock, at the going rental rate for storage space in the Building, not to exceed $4.50 per square foot net. Any lease by TENANT of such storage space shall expire at the expiration or earlier termination of this Lease. Notwithstanding the "space available" provision contained above, LANDLORD agrees to offer the storage space depicted on Exhibit "A" to TENANT pursuant to the balance of the two preceding sentences before leasing it to third parties. If LANDLORD identifies a prospective tenant for the storage space depicted on Exhibit "A," LANDLORD will first offer such space to TENANT pursuant to this Section 5. If TENANT does not accept LANDLORD's offer within 10 business days after receipt of LANDLORD's offer, TENANT's right of first offer with respect to such space shall terminate.

6.   NET LEASE

     Beginning the first day of the third Lease Year, this Lease will be a "net" Lease, and LANDLORD shall not be required to provide any services or do any acts in connection with the Leased Premises not specifically set forth in this Lease. As hereinafter further described in this Lease, TENANT is responsible for and shall pay its utility charges, trash removal and interior of the Leased Premises cleaning and maintenance expenses. Beginning the first day of the third Lease Year, TENANT shall also pay its proportionate share of real estate taxes including installments of assessments and its proportionate share of the Building's Operating Expenses (collectively, the "Additional Rent").

7.   ADDITIONAL RENT

     "Additional Rent" is defined in Section 6 above. Commencing on the first day of the third Lease Year, TENANT's proportionate share for purposes of allocating real estate taxes and assessments and Operating Expenses will be a fraction, the numerator of which is the number of rentable square feet in the Leased Premises from time to time and the denominator of which is the rentable square feet in the Building from time to time, which denominator shall never be less than 95,000 absent casualty or condemnation, and shall be calculated by LANDLORD's professional architect.

8.   REAL ESTATE TAXES

     Real estate taxes include the following:

          (a)  all real estate taxes payable during the Lease Term.

          (b) all installments of assessments, general or special, levied against the Building, payable with the real estate taxes described above, except as provided below.

TENANT will not be obligated to pay any special assessments levied or pending as of the Rent Commencement Date. The payment of any future special assessments will be spread over the longest period possible. TENANT will be entitled to a prompt refund of its pro rata share of any tax refund attributable to the Term, even after the expiration or termination of this Lease. TENANT will have the right to contest the real estate taxes or special assessments with the appropriate governmental authority, by giving LANDLORD written notice of TENANT's desire to contest taxes at least 60 days prior to the filing deadline with respect to the taxes in question, unless LANDLORD elects to contest such taxes by written notice to TENANT at least 30 days prior to such filing deadline. Any party contesting the taxes will be entitled to reimbursement of its costs associated with such contest before the balance is split among the parties entitled thereto. Partial calendar years during the Lease term will be prorated on a per diem basis.

9.   OPERATING EXPENSES

     Operating Expenses include the following:

     (a) City water and sewer charges, except where used by tenants in substantial amounts for production and is therefore separately metered, and the monitoring surveillance of the fire protection system; (b) Lawn care, snow and litter removal, and the repair, replacement and maintenance as reasonably required for: parking lots, drives, sidewalks, landscaped areas, HVAC systems, roofing system (excluding the structural components of the roof), garage doors and garage door openers, and exterior panes of exterior windows and foyer glass;
(c) Electrical service for the trash room (if any) and mechanical rooms and for exterior lighting, replacement of bulbs used for exterior lighting and trash removal from the common area trash room serving TENANT, if any; (d) Insurance for all risks or fire and extended coverage, loss of rents and general liability; (e) All other maintenance, repair, replacement and miscellaneous operating expenses except structural items (the roofing system (excluding the structural components of the roof) not being deemed structural for this purpose) and that which is covered by manufacturer or subcontractor warranties; (f) Property management expenses of four percent of the Base Rents and Additional Rents collected (except as provided in Section 39 below); (g) Such other expenses incurred in operating the Building generally, if of a type normally incurred in the operating of similar buildings; and (h) Maintenance of vestibules. Notwithstanding the foregoing, all repairs, replacements or maintenance to the HVAC systems will be capped at $0.15 per square foot per year, with any unused amount carried over to subsequent years and with LANDLORD entitled to recover any costs incurred in any year during the Lease term in excess of the cap from the allowances available in subsequent years. The $0.15 amount will be adjusted annually by any annual increases or decreases in the CPI Index (based on the percentage of change from one year to the next). "CPI Index" shall mean the "Consumer Price Index, All Urban Consumers, U.S. City Average, All Items, Standard Reference Base 1982-84 = 100." If the CPI is discontinued, comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuation by a responsible financial periodical of recognized authority selected by LANDLORD, shall be used for making the above computation. If the Standard Reference Base used in computing the CPI is changed such that the CPI for the 1982- 84 = 100 Standard Reference Base is no longer published, the figures used in making the foregoing adjustments shall accordingly be changed so that all increases in the CPI are taken into account notwithstanding any change in the Standard Reference Base. In addition, LANDLORD may charge TENANT as an Operating Expense TENANT's proportionate share of any costs related to Hazardous Substances found on the common areas during the Lease Term, unless such Hazardous Substances represent Existing Contamination, LANDLORD contamination or contamination by other tenants in the Building; provided, however, in no event may LANDLORD charge TENANT more than $20,000.00 per

Lease Year, which amount (if not used) may not be carried over to subsequent years nor be available to cover costs in excess of the cap from prior years.

     Operating Expenses exclude:

     (a) real estate taxes and special assessments which are separately addressed in this Lease; (b) all costs incurred in connection with or directly related to the original construction (as distinguished from operation, maintenance, repair and replacement) of the Leased Premises and/or the Building or any expansion or renovation thereof; (c) depreciation; (d) financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease together with all costs incidental to the items mentioned in this item (d); (e) costs of correcting defects covered by the warranty granted in this Lease in the design or construction of any of the new construction with respect to the Leased Premises or the Building or the material used in any of the new construction with respect to the Leased Premises or the Building (including latent defects in any of the new construction with respect to the Leased Premises or the Building or the inadequacy of design of any of the new construction with respect to the Leased Premises or the Building) or in the equipment or appurtenances to any of the new construction with respect to the Leased Premises or the Building, except that for the purposes of this section conditions (not occasioned by design or construction defects) resulting from ordinary wear and tear and use will not be deemed defects; (f) the cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants or occupants in the Building, including their agents, servants, employees or invitees, if and to the extent LANDLORD recovers the cost thereof from such parties in excess of costs and expenses of recovery incurred by LANDLORD; (g) legal and other fees, leasing commissions, so-called "take-over" or "buy out" obligations, advertising expenses and other costs incurred in connection with acquisition of the Building, or the original development or original leasing of the Building, or future releasing of the Building, or disputes with tenants; (h) costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants or other occupants in the Building or vacant space in the Building or costs related thereto; (i) any items not otherwise excluded to the extent LANDLORD is reimbursed by insurance (or would have been reimbursed by insurance if LANDLORD carried the insurance required by this Lease) or otherwise compensated, including direct reimbursement by any tenant, less the out-of-pocket cost of collection; (j) a bad debt loss, rent loss or reserves for bad debts or rent loss, or any other reserve for anticipated future expenses; (k) any item of cost (other than management fees) which is includable in Operating Expenses, but which represents an amount paid to an affiliate of LANDLORD or an affiliate of any partner or shareholder of LANDLORD, to the extent the same is in excess of the fair market value of said item or service; (1) all interest or penalties incurred as a result of LANDLORD's failure to pay any costs as the same become due, except resulting from the failure of TENANT to pay rent in a timely manner; (m) management fees in excess of 4% of the gross rents from the Building (except as provided in Section 39 below); (n) any and all costs associated with the operation of the business of the entity which constitutes LANDLORD (excluded items specifically include, but are not limited to, formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of the LANDLORD's interests in the Building, costs of any disputes between LANDLORD and its employees, disputes between LANDLORD and managers of the Building, and disputes between LANDLORD and tenants or occupants within the Building including, without limitation, TENANT); (o) the wages, salaries, bonuses and benefits of all management personnel above the level of any on-site building manager and the costs of preparation and handling of accounts receivable and accounts payable; (p) any expense incurred as a direct result of the negligence of LANDLORD, its agents, servants, or employees or arising out of LANDLORD's negligent failure to manage the Building consistently with the standards required by this Lease; (q) any cost or expense incurred as a direct result of renovating, painting, decorating, carpet shampooing, drapery cleaning or wall washing within the rentable areas of the Building or utility work related to vacant or vacated space; (r) environmental costs, including costs of removal and/or abatement of hazardous or toxic substances, wastes or materials from or within the Building, fines, penalties, and liens in excess of the cap set forth above, unless TENANT is responsible for bringing any such items onto the Building, in which event TENANT will pay the cost of removal; and (s) LANDLORD's maintenance and repair costs pursuant to
Section 12 of this Lease. Notwithstanding the foregoing, where this Lease expressly allows LANDLORD to require TENANT to pay more than its proportionate share of a particular expense (e.g., elevator-related expenses) or limits the amount that LANDLORD may require TENANT to pay as regards a particular expense (e.g., certain environmental-related expenses), those specific provisions will control TENANT's allocation of those expenses.

     Except with respect to HVAC-related capital expenditures, which are specifically addressed by the $0.15 per square foot per year cap set forth above and Hazardous Substances-related capital expenditures, which are specifically addressed by the $20,000 per Lease Year cap set forth above, with respect to costs which may be capitalized for income tax purposes, including capital costs related to the elevators within the Leased Premises, LANDLORD may only charge TENANT monthly the amount necessary to amortize TENANT's proportionate share of such costs incurred by LANDLORD during the Lease term, at 10% per annum, over the useful life of each item resulting in a capital expenditure. With respect to the elevators, TENANT'S proportionate share is 100%. LANDLORD's annual statements to TENANT shall detail any such amortized costs charged to TENANT, indicating each item resulting in a capital expenditure, the date of the expenditure, the useful life of such item and the calculation of TENANT's portion of such expenditure.

     Commencing with the Operating Expenses incurred and real estate taxes payable on and after the third Lease Year and each subsequent year during the Lease term, TENANT will pay, in equal monthly installments, payable in advance on the first day of each calendar month, its estimated monthly proportionate share of all such real estate taxes and Operating Expenses. As the actual amount will not be known at the beginning of each calendar year, LANDLORD shall make a reasonable estimate, to the best of its knowledge, of what the amount will be for that year, and TENANT will pay its estimated proportionate share each month. In no way should LANDLORD's estimate be construed as actual or as a guarantee.

     After the actual real estate tax statement is received, LANDLORD shall have the right to make adjustments for any difference between that which TENANT has paid and that which it should have paid. TENANT shall then start paying its proportionate share based upon the actual tax statement. LANDLORD shall promptly provide TENANT with a copy of the actual tax statement after LANDLORD's receipt thereof.

     LANDLORD shall have the right to make adjustments periodically (but at least annually) to the Operating Expenses, and adjust accordingly. When actual Operating Expenses have been compiled, a prompt final year-end adjustment will be made, and either a charge or credit will be issued. Partial calendar years during the Lease term will be prorated on a per diem basis. LANDLORD agrees to exercise due care and diligence to obtain Operating Expenses, services and supplies at competitive and reasonable market costs with acceptable quality and service standards.

     TENANT may, at any reasonable time, upon at least ten (10) days' prior notice to LANDLORD, cause an audit to be made of LANDLORD's books and records and other documentation pertaining to Operating Expenses and LANDLORD's allocation thereof among the tenants in the Building. TENANT may use independent auditors or its own employees to perform such audit. If such audit discloses that LANDLORD overcharged TENANT by three percent (3%) or more for any annual period, LANDLORD will promptly pay to TENANT the reasonable cost of said audit, in addition to the amount overcharged, plus accrued interest on the amount overcharged at the rate of 10% per annum, which amount overcharged and accrued interest will be paid to TENANT in any event.

     TENANT may have been given projections for real estate taxes by LANDLORD's agents. LANDLORD does not warrant that these projections are correct or that they even approximate the amounts shown. TENANT is encouraged to call the city assessor to verify the real estate tax projections before executing the Lease.

10.  UTILITIES

     TENANT is responsible and shall pay for all of its utility services. LANDLORD may elect either to submeter TENANT for electricity or to separately meter TENANT for electricity and require TENANT to contract with the utility companies for service requirements and billing. If LANDLORD submeters TENANT for electricity, TENANT will pay LANDLORD for TENANT's actual usage of electricity at the rates charged to LANDLORD by the utility company, without markup. TENANT is also responsible for its own telephone service. Heating and cooling will be provided by LANDLORD to the entire Building, with TENANT paying its proportionate share through the Operating Expenses.

     LANDLORD reserves the right to protect its property and interest with respect to utilities in any way it sees fit should TENANT not pay utility charges.

     In the event TENANT uses water and sewer in substantial amounts or for production purposes, LANDLORD shall install at TENANT's expense a water meter to sub-meter said water, and shall charge TENANT for said water and sewer at rates as charged by the City. TENANT shall pay to the City any water availability charge (WAC) and sewer availability charge (SAC) charges due to its high usage. In addition, if any other occupant of the Building uses heating, cooling, water or sewer in substantial amounts or for production purposes, LANDLORD shall install a water meter to sub-meter said heating, cooling or water, and TENANT shall not be required to pay any part of the cost of heating, cooling, water or sewer charged with respect to such occupant or any WAC or SAC charges related to such occupant.

     LANDLORD shall, under no circumstances, be liable for: a) physical loss arising from any failure to furnish heating, cooling, water, electricity, telephone, or any other utility; b) any consequential damages, regardless of the cause; (c) any loss or damages of any kind; unless resulting from LANDLORD's willful nonperformance or negligent performance of its duties hereunder.

11.  INSURANCE

     TENANT shall maintain in full force and effect during the term hereof, a policy of public liability insurance under which LANDLORD and TENANT are named insureds. The minimum limits of liability of such insurance shall be $1,000,000.00 combined single limit for bodily injury and property damage, and in addition TENANT shall carry a policy of property insurance for fire and extended coverage including an all risk endorsement and necessary coverage for any type of water damage on TENANT's personal property, trade fixtures and contents on a replacement cost basis. TENANT agrees to deliver a duplicate copy of said policy, or a certificate of insurance evidencing such coverage, to LANDLORD. Such policy shall contain a provision requiring ten (10) days' written notice to LANDLORD before cancellation of the policy can be effected.

     LANDLORD shall carry and cause to be in full force and effect an all risks or fire and extended coverage insurance policy on the Building and leasehold improvements on a full replacement cost basis; but not on TENANT's personal property, trade fixtures or contents. Such policy shall contain a provision that the policy shall not be canceled except upon ten (10) days' written notice to TENANT. LANDLORD will be deemed to be a self-insurer as to the deductible or any coinsurance applicable to such insurance coverage and will pay any deductible or coinsurance amount applicable in the event of loss or damage, which amount may not be included as an Operating Expense.

     Each insurance policy carried by either LANDLORD or TENANT covering the Leased Premises or its contents shall provide that the insured party has relinquished all rights to recover against the other party for loss or damage resulting from perils insured against by the policy. LANDLORD and TENANT each hereby waive any claim based upon liability which may arise against the other so far as the claim relates to loss or damage to the premises or contents which is covered by insurance or coverable under the aforementioned insurance policies, whether maintained or not.

12.  MAINTENANCE

     Except as provided otherwise in this Lease, TENANT shall be wholly responsible for the maintenance and repair of the interior of the Leased Premises, and will keep it in as good condition as when turned over to TENANT, reasonable wear and tear and damage by fire and the elements or other casualty excepted.

     TENANT agrees to keep the Leased Premises in a clean, orderly and sanitary condition and will neither do nor permit to be done therein anything which is in violation of insurance policies on the Building or that is contrary to law. TENANT, at TENANT's option, may contract directly for janitorial services for the Leased Premises or may require LANDLORD to provide janitorial services for the Leased Premises, which LANDLORD will bill to TENANT. TENANT will neither commit nor suffer waste to the Building or to the Leased Premises.

     The maintenance and repair obligations of TENANT specifically extend to all interior walls, interior doors, interior windows, plumbing and electrical fixtures within the Leased Premises, except as these obligations may be covered by manufacturer or contractor warranties. LANDLORD agrees to cooperate with and reasonably assist TENANT in pursuing such warranties which are still in effect.

     LANDLORD agrees to manage, operate and maintain the Building (including the common areas, the grounds and all Building systems) (including repair and replacement, as necessary) except any portion which any tenant is obligated to maintain (which portion LANDLORD will cause to be maintained by such tenant), as a first-class office-showroom building, in a manner and with expenditures consistent with first-class office-showroom buildings of similar size and age in the Minneapolis-St. Paul metropolitan area such as Baker Plaza and Rowland Pond. LANDLORD will provide inspections and maintain, repair and replace any elevator (or part thereof) serving the Leased Premises exclusively, and will have the right to bill 100% of the cost of doing so to TENANT, except for capital expenditures which will be amortized as provided above.

     LANDLORD will maintain in good condition and repair (including replacement, if necessary) at its sole expense, all structural components and exterior surfaces (including plate glass) of the Building and, in addition, will make all repairs or replacements to the structures and improvements of the Leased Premises and the Building, including without limitation, the surfaces of the parking and outside areas, where such repairs or replacements are occasioned by design or construction defects covered by the warranty granted in this Lease with respect to any of the new construction with respect to the Leased Premises or the Building or latent or inherent defects in the structures or improvements or are covered by warranties. In addition, LANDLORD will make all replacements to the Leased Premises or the Building which are reasonably necessary during the Term. LANDLORD may not include any of the expenses arising under this paragraph as an Operating Expense.

13.  APPEARANCE AND ACCESS

     LANDLORD and TENANT mutually agree to keep the grounds, Building, Leased Premises and common areas in as good a condition of repair and appearance as their respective responsibilities and rights may allow. LANDLORD shall provide general access to TENANT and its invitees to the common areas except as reasonable security requirements and temporary conditions may prevent, and shall keep the common areas well maintained and free of nuisance, as required by
Section 12 above. LANDLORD may establish from time to time and TENANT will abide by reasonable rules for parking (provided TENANT's exclusive rights to certain parking stalls, as provided above, shall be respected by LANDLORD), security, handling of trash and like procedures. LANDLORD may not impose any charges for the use of the common areas (such as pay parking), except LANDLORD's right to allocate Operating Expenses as provided in this Lease. LANDLORD will cause the common areas to comply with the Americans with Disabilities Act and all other laws, codes, ordinances, rules and regulations of governmental authorities having jurisdiction (the "Laws") with respect to the common areas. LANDLORD may not charge TENANT for any noncompliance of the common areas with the Laws existing as of the Rent Commencement Date.

     TENANT agrees to keep all of its trash containers, pallets, dumpsters, refuse and waste within its Leased Premises and not outside or in common areas (except in any dumpsters provided by LANDLORD) and agrees not to litter any of the grounds or entries. TENANT is responsible for the cost of the removal of its trash as an Operating Expense

     New window coverings, if desired by TENANT, are to be installed by LANDLORD at TENANT's expense and must be horizontal levelour-type made of metal. TENANT may elect to use the existing window coverings in the Leased Premises without additional cost. LANDLORD shall provide and maintain fire extinguishers as required for TENANT's particular use by the City.

     TENANT agrees not to have or keep any animals, including dogs and/or cats, within the Leased Premises, except for "seeing eye dogs."

     TENANT agrees to use chair pads under any chairs within the Leased Premises that are placed at a desk so that wear of the carpet is minimal.

14.  LANDLORD'S RESPONSIBILITY FOR CONSTRUCTION

     LANDLORD agrees that prior to the commencement of the term hereof, at its sole cost and expense (subject to the limitations in Exhibit E on LANDLORD's responsibility for the cost of the Tenant Improvements), it will construct the Building(s), and will also finish the Leased Premises substantially in accordance with the Building Floor Plan (Exhibit "A") and the Construction Schedule (Exhibit "E") attached and made a part hereof. It is understood and agreed that minor changes from any plans or specifications which may be necessary during construction of the Leased Premises, whether initiated by LANDLORD or TENANT, shall not affect or invalidate this Lease, provided no change may be made by the initiating party without the written consent of the other, such consent not to be unreasonably withheld or delayed. If the party from whom consent is requested does not give its written consent to or disapproval of a change order within 5 days after request by the initiating party, the party from whom consent is requested shall be deemed to have given its written consent.

     TENANT agrees that, upon occupancy hereof, it will inspect the Leased Premises in order to ascertain the condition thereof; that any objections (except for latent deficiencies not then discoverable) thereto not delivered in writing to LANDLORD within 60 days after occupancy shall be deemed waived; and that no representations, either express or implied, have been made regarding the quality or condition thereof except as specifically stated below.

     LANDLORD warrants and represents to TENANT that:

          (a) The Leased Premises, at the time of initial occupancy, shall comply with applicable building codes and the Americans with Disabilities Act;

          (b) The Leased Premises will be completed substantially as agreed to in this Lease;

          (c) The mechanical system serving the Leased Premises will have been checked and found to be operating satisfactorily; and

          (d) The Leased Premises and the Building comply with all applicable laws, statutes, rules, regulations and ordinances, and the Leased Premises are properly zoned and permitted for use of the Leased Premises as intended by TENANT, as described in Section 4 above.

LANDLORD agrees to correct all uncompleted or defective items objected to by TENANT, at LANDLORD's sole expense, as soon as reasonably possible, but in no event more than thirty (30) days after receipt of notice from TENANT given within such 60-day period. Notwithstanding the foregoing, LANDLORD will, at LANDLORD's sole expense, correct any latent defect promptly after TENANT notifies LANDLORD of any latent defect. TENANT will not be deemed to waive any rights TENANT may have against LANDLORD under LANDLORD's warranties, as provided below, by taking possession of the Leased Premises. LANDLORD warrants all of the new construction work related to the Leased Premises and the Building to be free of defects in both design and construction for the first Lease Year. TENANT will have no obligation to pay or reimburse LANDLORD for any costs related to any defect described in the preceding sentence, whether directly or through the Operating Expenses.

15.  CONDEMNATION LOSS

     Should all of the Leased Premises or more than 25% of the parking stalls be taken in condemnation proceedings or by exercise of any right of eminent domain, then either party may terminate this Lease as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the Leased Premises, by written notice to the other party within thirty (30) days after the taking. If, as a result of a partial taking, the Leased Premises is no longer reasonably useable for the purposes specified in this Lease, in TENANT's judgment, then, in any such case, TENANT or LANDLORD may terminate this Lease as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the property. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to TENANT, or paid to LANDLORD, as the case may be. If this Lease is not terminated, LANDLORD will immediately make all repairs reasonably necessary to make the Leased Premises a complete architectural unit and tenantable and all rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable. LANDLORD shall be specifically entitled to all awards for condemnation, except in the case of awards made specifically for loss or damage to TENANT's property or TENANT's business or TENANT's relocation expenses.

16.  TENANT ASSIGNMENT

     TENANT shall not assign this Lease, and shall not sublet any part of the Leased Premises without the prior written consent of LANDLORD. Said consent will not be unreasonably withheld or delayed. Any such assignment or subletting will not release TENANT from its responsibilities under this Lease, unless expressly agreed to in writing by LANDLORD.

     No consent will be required in connection with an assignment related to the sale of all or substantially all of TENANT's business or a merger or consolidation or an assignment to a parent, subsidiary or affiliate of TENANT. No assignment or subletting will release TENANT of any of its obligations under this Lease; provided, however, if the assignee has a tangible net worth of at least $50,000,000 according to a recent audited financial statement of assignee, the assigning TENANT will be relieved of any liability under this Lease accruing after the assignment of this Lease.

     If TENANT shall be declared bankrupt, shall have a receiver appointed of its property, shall make an assignment for the benefit of creditors, or its rights hereunder shall be taken under execution, it shall be construed as an assignment of this Lease within the meaning hereof, and LANDLORD shall have the right to terminate this Lease.

17.  DEFAULT BY TENANT

     It is a Default for TENANT: (a) if Gross Rent, Base Rent, Additional Rent, or any other sum due by TENANT under this Lease shall be unpaid for a period of ten (10) days after notice from LANDLORD that payment is required; (b) if TENANT fails to perform any of the other terms, conditions, covenants and obligations of this Lease to be observed or performed by TENANT for more than thirty (30) days after LANDLORD gives TENANT written notice of such Default (it being agreed that a Default, other than failure to pay Gross Rent, Base Rent, Additional Rent or other sums due, which is of such a character that the cure thereof reasonably requires longer than thirty (30) days, shall be deemed cured within said period, if TENANT in good faith commences a cure within the thirty (30) day period and diligently undertakes to complete the cure with reasonably dispatch); (c) if TENANT abandons the Leased Premises (it being agreed that the Leased Premises shall be considered abandoned should TENANT fail to openly conduct business from the aforementioned premises for a period of seven (7) calendar days, TENANT fails to keep the Leased Premises locked and TENANT provides LANDLORD with no forwarding address prior to vacating the Leased Premises); (d) if TENANT or guarantor knowingly misrepresents any material fact in any written statement provided to LANDLORD or at its request, pursuant to or in connection with this Lease; or (e) if TENANT, any guarantor or general partner becomes insolvent or the subject of a bankruptcy petition.

     A Default gives LANDLORD the right (without further notice except as hereinafter expressly provided) to: (a) immediately reenter the Leased Premises, change the locks, and remove all persons and property; (b) at TENANT's expense, store or sell said property for TENANT's account; (c) treat said property as abandoned upon TENANT's failure to remove it within ten (10) days of written demand to remove; (d) make alternations and repairs; (e) without terminating the Lease, relet all or part of the Leased Premises, at TENANT's expense and for its account, on such terms, for such rentals, and for such a term as LANDLORD in its sole discretion deems advisable and/or (f) resort to any other remedy authorized by this Lease or by statute, law or equity.

     Whether or not LANDLORD reenters and/or relets the Leased Premises, TENANT will remain liable for all periods in which this Lease is in full force and not terminated, for the Gross Rent, Base Rent, Additional Rent and utilities due hereunder, subject only to a credit for rentals received from a substitute tenant over and above expenses of reletting and other sums due hereunder. Additionally, whether or not LANDLORD has already resorted to any other above-mentioned right, LANDLORD may elect, by giving a written notice, to terminate the Lease effective as of any date specified in the notice. No act, including the re-entering and/or reletting, except the giving of such notice, shall be deemed a termination, or acceptance of surrender of the Lease. Upon said effective date, TENANT will comply with any surrender provisions.

     TENANT will be liable for (a) all expenses and damages incurred by LANDLORD resulting, whether before or after termination, from a Default, including without limitation reasonable attorney's fees and brokers' fees to obtain a new tenant, reclaiming possession and alteration or repair costs to obtain a new tenant and (b) 10% interest on any sum due under the Lease, from the date 10 days after the date due.

     Whether or not LANDLORD terminates the Lease, LANDLORD may elect, by giving written notice, to accelerate unaccrued rent and hold TENANT immediately liable for the net present value of the excess of the Gross (if applicable) and Base rents payable during the remainder of the Lease term over the reasonable rental value (on a triple net basis) of the Lease Premises for such period, using a 10% discount rate, plus LANDLORD's cost to relet the Leased Premises and to prepare the Leased Premises for a new tenant and other reasonable expenses in obtaining a new tenant who would pay such reasonable rental value.

18.  ALTERATIONS

     TENANT shall not make any alterations to the Leased Premises which affect the structural integrity of the Building or which cost in excess of ten thousand dollars ($10,000) without the written consent of LANDLORD, such consent not to be unreasonably withheld or delayed. If LANDLORD does not give its written consent within 5 days after request by TENANT, LANDLORD shall be deemed to have given its written consent. If TENANT shall desire to make any such alterations requiring LANDLORD's consent, it shall furnish plans and specifications of the work to be so performed together with a construction statement containing a complete breakdown of the cost of all labor and material included therein, and if the cost should exceed one hundred thousand dollars ($100,000.00), together with an escrow of cash with Title Services, Inc. in an amount equal to the estimated cost of all such work or other security reasonably required by LANDLORD. TENANT agrees to obtain a building permit from the city for any alterations requiring such a permit. TENANT agrees that all such work shall be done in a good, workmanlike manner, and in compliance with applicable building codes and all applicable laws, including, without limitation, the Americans with Disabilities Act, that the structural integrity of the Building shall not be impaired, and that no filed liens shall attach to the Building or Leased Premises by reason thereof. No such alteration(s) shall change the office/finished area to storage/service area ratio without LANDLORD's permission.

     TENANT shall, before the expiration of the Lease, restore the Leased Premises to its condition prior to such alteration if LANDLORD conditioned its approval of such alteration on TENANT's agreement to remove such alteration prior to the expiration of the term. Any such alterations shall become the property of LANDLORD as soon as they are affixed to the Leased Premises and all right, title and interest therein of TENANT shall immediately cease unless otherwise stated in writing. TENANT, however, shall remain the owner of any installed trade fixtures and shall have the right to remove such trade fixtures at the expiration of this Lease Agreement, so long as the Leased Premises and/or Building are materially restored to their condition prior to such installation.

     TENANT agrees that, if by reason of TENANT's particular operations, the particular use to which TENANT puts the space, or any alterations made by TENANT (whether or not approved unconditionally by LANDLORD), applicable law, including, without limitation, the Americans with Disabilities Act, requires further alterations or modifications of the Leased Premises or the Building, TENANT will make such alterations or modifications so as to promptly address such requirements, or, if TENANT fails to do so, TENANT will reimburse LANDLORD promptly for the cost of such alterations or modifications as LANDLORD may make upon TENANT's default (LANDLORD having the right but not the obligation to make such alterations or modifications under that circumstance); and that this provision shall survive termination or expiration of the Lease.

19.  SIGNS

     TENANT may, at TENANT's expense, place a sign on the face of the Building and/or on TENANT's entrance canopy, identifying the Building as "Summit Medical," with, at TENANT's election, TENANT's logo incorporated into the design, with LANDLORD's consent, which shall not be unreasonably withheld or delayed. LANDLORD, at LANDLORD's expense, will install a monument sign at the lower level parking lot entrance identifying the Building as "Summit Medical" with, at TENANT's election, TENANT's logo. TENANT may, at TENANT's expense, install a monument sign for TENANT's exclusive use at the upper parking lot entrance with LANDLORD's consent, which will not be unreasonably withheld or delayed. LANDLORD agrees to keep such signs (except any upper level parking area signs) which involve lighting lit from one half hour before sunset until one half hour after sunrise, 365 days per year. At TENANT's request, LANDLORD will provide and install, at LANDLORD's expense, and TENANT shall maintain in good repair, one standard exterior entry sign at the TENANT's front entry. The sign described in the previous sentence will remain the property of LANDLORD. LANDLORD shall also provide one standard rear-entry sign to be installed by LANDLORD near the rear door serving the Leased Premises. No other signage, including no soliciting or other directional type signage, promotional material, or identification of any type shall be placed in, on, or externally visible from, any entry, window, outer door, or exterior surface without the written consent of LANDLORD, which consent shall not be unreasonably withheld or delayed. Except as provided in Section 5 above, TENANT agrees that no visitor parking or other parking signage will be installed on any part of the parking or common areas without the written consent of LANDLORD. Exceptions to this are security system signs not to exceed sixty (60) square inches in size. No signs identifying or advertising any other tenants or occupants or any party other than TENANT shall be located on or at the Building (including on the land associated therewith), except for Building standard entry signs or sign panels on the lower level monument sign located beneath TENANT's name and with smaller sized letters. LANDLORD agrees to forthwith develop a sign package for the Building, which will include criteria and scaled drawings for all exterior signage, excluding any sign identifying TENANT on the face of the Building. Such signage package will be consistent with this Section 19 and will be subject to TENANT's consent, which consent shall not be unreasonably withheld or delayed. After TENANT approves the signage package, LANDLORD agrees that all exterior signage for the Building will conform to such package.

     LANDLORD reserves the right to remove all unauthorized signs installed by TENANT, at the expense of TENANT.

20.  ENTRY

     TENANT agrees that no additional locks will be placed on any of TENANT's doors without the written consent of LANDLORD. LANDLORD, its agents, and its employees shall have the right to enter the Leased Premises at all reasonable times and upon reasonable prior notice to TENANT and, at TENANT's option, accompanied by an escort provided by TENANT, to inspect them, to make repairs, and to maintain the Building of which the Leased Premises are part. During the one hundred and eighty (180) days prior to the expiration of the term, LANDLORD or its agents may exhibit the Leased Premises to prospective tenants at reasonable times and upon reasonable prior notice to TENANT and, at TENANT's option, accompanied by an escort provided by TENANT. LANDLORD shall also have the right of entry as provided in Paragraph 17.

21.  SUBORDINATION

     It is mutually agreed that this Lease shall be subordinate to any and all mortgages, ground leases, or other securities, including any renewals, modifications, consolidations, replacements and extensions thereof now or hereafter recorded against the Leased Premises by LANDLORD. TENANT's right to quiet possession of the Leased Premises shall not be disturbed if TENANT is not in Default beyond any applicable grace periods and so long as TENANT shall pay the Gross, Base and Additional Rents and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Notwithstanding the foregoing, LANDLORD shall obtain a nondisturbance agreement reasonably satisfactory to TENANT from any current ground lessor or mortgagee of the Leased Premises as a condition precedent to TENANT being bound by this Lease and TENANT shall not be required to subordinate to any future ground lessor or mortgagee unless TENANT receives a reasonably satisfactory nondisturbance agreement from such ground lessor or mortgagee.

22.  NOTICES

     All notices, consents, demands and requests which may be or are required to be given by either party to the other, shall be in writing, and sent by United States registered or certified mail, with return receipt requested, addressed to TENANT at the Leased Premises to the attention of Anthony W. Rees and to LANDLORD in care of Marfield, Belgarde and Yaffe Companies, 7841 Wayzata Boulevard,

Minneapolis, Minnesota 55426 or to such other addresses as TENANT or LANDLORD may direct in writing in the future.

     The date which said registered or certified mail is mailed by LANDLORD or TENANT shall be conclusively deemed to be the date two days after the date on which a notice, consent, demand, or request is given or made.

     The above address of a party may be changed at any time or from time to time by notice given by said party to the other party in the manner herein above provided.

23.  SHORT FORM LEASE

     The parties hereto shall, at the option of either party, execute a short form of Lease for recording purposes and, in such event, the terms thereof shall constitute a part of this Lease as fully as though recited at length herein.

24.  LANDLORD ASSIGNMENT

     LANDLORD may assign its right, title and interest in this Lease, and such assignment shall then terminate all LANDLORD's further obligations so long as LANDLORD is not in default when such assignment is made and the assignee assumes LANDLORD's responsibilities thereafter.

25.  OCCUPANCY

     LANDLORD agrees to use its best efforts to deliver possession of the Leased Premises in the condition required by this Lease on or before November 15, 1996. LANDLORD shall not be liable to TENANT for any loss or damage resulting if the Leased Premises are not ready for occupancy on or before 5:00 p.m., Minneapolis time, on November 22, 1996. If LANDLORD does not tender exclusive possession of the Leased Premises to TENANT in the condition required by this Lease and has not delivered to TENANT the two certificates required by Section 3 above on or before 5:00 p.m., Minneapolis time, on November 22, 1996, LANDLORD shall pay TENANT as liquidated damages the amount of $25,000 on November 22, 1996 and TENANT shall not be required to take occupancy and the Rent Commencement Date shall be the earlier of February 1, 1997 or the date TENANT opens for business in the Leased Premises. For the purpose of enabling LANDLORD to avoid having to pay $25,000 in liquidated damages, TENANT agrees that LANDLORD will be deemed to have met the November 22, 1996 deadline if the only items not completed as of such deadline (other than minor punchlist items) are the items listed on the attached Exhibit "H," provided LANDLORD completes such items as soon as reasonably possible thereafter and does such work at such times and subject to such security precautions as reasonably required by TENANT to avoid disruption of TENANT's business. If LANDLORD does not tender exclusive possession of the Leased Premises to TENANT in the condition required by this Lease, together with such two certificates, on or before January 15, 1997, TENANT may terminate this Lease by written notice to LANDLORD, in which event neither party shall have any further liability under this Lease, provided LANDLORD has paid to TENANT the liquidated damages required above.

26.  FIRE REPAIR

     In the event of damage to the Leased Premises by fire, the elements or other casualty, LANDLORD shall repair the damage with reasonable dispatch (with all rent to abate in the meantime if TENANT is forced to abandon all of the Leased Premises).

     LANDLORD will begin repairs within 30 days after the casualty and complete the repairs within 120 days after the casualty. If LANDLORD fails to begin or complete the repairs as required, TENANT may give LANDLORD notice to do so. If LANDLORD has not begun the repairs or completed the repairs, as applicable, within 30 days after TENANT's notice, TENANT may terminate this Lease by written notice to LANDLORD given within 30 days after expiration of the 30-day period. If this Lease is terminated because of the casualty, rents and other payments will be prorated as of the later of the date of such casualty or the date when TENANT ceased doing business in the Leased Premises and will be proportionately refunded to TENANT or paid to LANDLORD, as the case may be.

     If the damage renders the Leased Premises untenantable in part but TENANT continues to occupy them in part, the Gross, Base and Additional Rent shall be reduced in an equitable manner.

27.  QUIET ENJOYMENT

     TENANT, upon payment of the Gross, Base and Additional Rent herein reserved and upon performance of all of the terms, covenants and conditions of this Lease by it to be kept and performed, shall at all times during the term hereof or during any extension or renewal hereof, peaceably and quietly enjoy the Leased Premises without any disturbance from LANDLORD or from any other person claiming through LANDLORD. Upon expiration or sooner of the term hereof, TENANT shall surrender the Leased Premises in good condition and repair, except for reasonable wear and tear, condemnation and casualty.

28.  HOLDING OVER

     If TENANT shall hold over the Leased Premises or any part thereof after the expiration of the term hereof, or any extension thereof, such holding over shall be construed only to be a tenancy from day to day subject to all of the covenants, conditions and obligations hereof except that the Base Rent shall be 125% of the rent normally due. Nothing herein shall be construed to give TENANT any rights to hold over and to continue in possession of the Leased Premises after expiration of the term hereof.

29.  DEPOSIT

     On the Rent Commencement Date, TENANT will deposit with LANDLORD the sum of $100,000.00. Said amount shall be held by LANDLORD as security for the faithful performance by TENANT of all the terms, covenants, and conditions of this Lease to be kept and performed by TENANT. The security deposit shall not bear interest. If TENANT shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be resumed to TENANT at the expiration of the Lease term. On the date two (2) years after the Rent Commencement Date (provided TENANT is not then in default or has not received a default notice pertaining to a condition then uncured), LANDLORD will refund to TENANT $51,656.00 of the security deposit, leaving LANDLORD with a security deposit of $48,344.00. To the extent LANDLORD resorts to the security deposit, TENANT will, on demand, replenish the same.

30.  OTHER PROVISIONS

     The invalidity or unenforceability of any provisions hereof shall not affect or impair the validity of any other provision. The headings herein are inserted only for convenience and reference and shall have no substantive import. Where necessary, the singular imports the plural and vice-versa, and masculine, feminine and neuter pronouns and expressions are interchangeable.
The Lease shall bind and inure to the benefit of LANDLORD and TENANT, their respective heirs, administrators, legal representatives, successors and assigns.

     During the term of the Lease, LANDLORD's acceptance of an amount which is less than the amount due at that time, will be deemed partial payment only, not payment in full.

     This Lease shall be governed by Minnesota law.

     One or more waivers of any provision by either party shall not be construed as a waiver of subsequent breach of same. Failure to enforce or delay in enforcing any right hereunder will not be construed as a waiver thereof. Each party expressly (a) consents to the maintaining of any such action in any court of competent subject matter jurisdiction, and (b) agrees that the mailing, with postage prepaid, registered or certified mail, of any complaint or other legal process to it, at either the address stated in this Lease for notices or any other address where that party is then actually residing or doing business, constitutes legally sufficient service of the same upon that party as of the postmark date of the mailing, it being each party's intent to waive in the event of such a mailing, any insufficiency of service of process, lack of personal jurisdiction claim, or the like that might otherwise arise from provisions of the law otherwise requiring a different form of personal service.

     TENANT and any guarantors agree to provide LANDLORD with a current financial statement on or before four (4) months after the end of their fiscal year. The financial statement shall meet generally accepted accounting principles.

EXHIBITS

     This instrument contains all of the agreements made between the parties and may not be modified orally or in any manner other than by agreement in writing signed by all parties to this Lease. The following exhibits are attached and hereby made a part of this Lease:

_______________  Exhibit "A" Building Floor Plan
_______________  Exhibit "B" Intentionally Omitted
_______________  Exhibit "C" Legal Description
_______________  Exhibit "D" Intentionally Omitted
_______________  Exhibit "E" Construction
_______________  Exhibit "F" Intentionally Omitted
_______________  Exhibit "G" Material Use Rider
_______________  Exhibit "H" Permissible Post Occupancy Construction Work
_______________  Exhibit "I" New Windows

     The signataries below warrant that they are duly authorized to enter into this Lease representing the parties hereto.

31.  ENVIRONMENTAL

     LANDLORD has supplied to TENANT a true and complete copy of a current Phase I environmental assessment for the Building (the "Report"). LANDLORD has made arrangements so that TENANT may rely on the Report. LANDLORD represents and warrants to TENANT that LANDLORD does not have and does not know of any other environmental reports, studies or tests which have been prepared or conducted with respect to the land on which the Building has been constructed, other than the Report and the tests identified therein. LANDLORD represents and warrants that, except as provided in the Report, to the best of LANDLORD's knowledge: (i) the Building site is in compliance with all Environmental Regulations and (ii) no Hazardous Substances have been stored, used or otherwise located on, in or under the Leased Premises or the Building. LANDLORD agrees to indemnify, defend and hold TENANT harmless against any and all Environmental Damages incurred or to be incurred as a result of the breach by LANDLORD of its representations or with respect to Existing Contamination or LANDLORD Contamination or failure to comply with any Environmental Regulations, including reasonable attorneys' fees. "Existing Contamination" means contamination, if any, which exists on, in, below, or is migrating on, under or in the direction of the Leased Premises, whether known or unknown on the date TENANT takes possession of the Leased Premises. "LANDLORD Contamination" means contamination at the Leased Premises which is caused by or arises out of any act, omission, neglect or fault of LANDLORD or its agents, employees, contractors or invitees. "Contamination" means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media from, upon, within, below, into or on the Leased Premises. "Hazardous Substances" means any toxic or hazardous chemicals, wastes, materials or substances, including, without limitation, lead, radon, asbestos, asbestos containing materials, polychlorinated biphenyls, dioxin, urea-formaldehyde, nuclear fuel or waste, radioactive materials, explosives, carcinogens, petroleum products, or any pollutants or contaminants, as those terms are defined in any applicable federal, state, local or other governmental law, statute, ordinance, code, rule or regulation. "Environmental Regulations" means all laws, statutes, ordinances, codes, rules and regulations relating to Hazardous Substances or the protection of the environment. "Environmental Damages" means all claims, judgments, losses, penalties, fines, liabilities, encumbrances, liens, costs and reasonable expenses of investigation, defense or good faith settlement resulting from violations of Environmental Regulations, and including, without limitation:
(i) damages for personal injury and injury to property or natural resources;
(ii) reasonable fees and disbursement of attorneys, consultants, contractors, experts and laboratories; (iii) costs of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Environmental Regulation and other costs reasonably necessary to restore full economic use of the Leased Premises or Building; and (iv) third-party claims relating to the immediately preceding subsections (i) - (iii). LANDLORD will perform any remediation required by any governmental authority in such a manner as to have as little impact on TENANT's business being conducted at the Leased Premises as reasonably possible. If Existing Contamination or LANDLORD Contamination actually prevents TENANT, or its employees or customers, from occupying any material part of the Leased Premises or the parking areas serving the Leased Premises in a manner that materially adversely affects TENANT's business being conducted at the Leased Premises for any period of 120 or more continuous calendar days, TENANT will have the right to terminate the Lease by giving written notice to LANDLORD. LANDLORD's obligations and liabilities under this Section will survive the expiration or termination of this Lease.

32.  COMMUNICATION EQUIPMENT

     TENANT will be entitled to place, at TENANT's expense, a satellite dish or dishes and other communication equipment on the roof of the Building as needed for the conduct of TENANT's business. TENANT agrees to comply with any screening requirements of the City and any reasonable screening requirements of LANDLORD in connection with the installation of any such communication equipment. TENANT agrees to use LANDLORD's roofing contractor if TENANT penetrates the roof in connection with the installation of any such communication equipment.

33.  INTERRUPTION OF BUSINESS

     If an interruption or impairment of utilities or services provided by LANDLORD materially impairs TENANT's ability to conduct its business and TENANT closes its business in the Leased Premises by reason thereof and such impairment and closure continues for three (3) consecutive days, beginning after the end of such 3-day period, all rent will abate until such utilities or services are reasonably restored to an extent to render the Leased Premises tenantable, if LANDLORD's rent loss insurance covers such rent loss or if such utilities are interrupted due to LANDLORD's failure to pay its utility bills. LANDLORD will use reasonable efforts to cause such utilities or services to be restored as soon as possible.

34.  ESTOPPEL CERTIFICATES

     Within 20 days after written request from either party, the other party will execute, acknowledge and deliver a document furnished by the requesting party, which statement may be relied upon by the requesting party and third parties, stating (a) that this Lease is unmodified and in full force and effect (or if modified, that this Lease is in full force and effect as modified and stating the modifications), (b) the dates to which rent and other charges have been paid, (c) the current Gross Rent or Base Rent and Additional Rent, as applicable, (d) the dates on which the Term begins and ends, (e) that TENANT has accepted the Leased Premises and is in possession, (f) that neither LANDLORD nor TENANT is in default under this Lease, or specifying any such default, and (g) such other and further information as may be reasonably requested.

35.  LANDLORD DEFAULTS

     If LANDLORD fails or neglects to keep and perform any of the covenants or agreements in this Lease on the part of LANDLORD to be kept and performed, TENANT may notify LANDLORD thereof and if LANDLORD does not cure such default within thirty (30) days (or such shorter period as may be reasonable under the circumstances, in the event of an emergency) after the date of receiving such notice (or if the default is of such a character as to require more than thirty
(30) days to cure, LANDLORD does not commence to cure such default within thirty
(30) days and proceed with the cure with reasonable diligence), TENANT may, in addition to all other remedies now or hereafter afforded or provided by law, perform such covenant or agreement for or on behalf of LANDLORD or make good any such default, and any amount or amounts which TENANT advances on LANDLORD's behalf will be repaid by LANDLORD to TENANT on demand, together with interest thereon at the rate of 10% per annum from the date of such advance to the repayment thereof in full, and if LANDLORD does not repay any such amount or amounts upon demand, TENANT may, without forfeiture of its rights under this Lease, deduct the same, together with interest thereon as provided above, from the next installment or installments of rent to accrue under this Lease; provided, however, unless TENANT obtains a judgment against LANDLORD, TENANT may not offset in any one month more than 50% of the Gross Rent or Base Rent, as applicable, owing for such month. LANDLORD agrees that, for the purposes of this Lease, the clearing of snow from the driveways, sidewalks and parking and loading areas serving the Leased Premises is an emergency and that four (4) hours is a reasonable period for LANDLORD to remove snow following notice from TENANT.

36.  EXPANSION OPTIONS

     TENANT shall have options to lease all or part of the space in the Building not then included in the Leased Premises, as provided in this Section 36. LANDLORD agrees to offer to TENANT, some time between the beginning of the fourth Lease Year and the end of the sixth Lease Year, all of the space in the Building not included in the Leased Premises (provided LANDLORD need not offer common area space unless it is otherwise offering, at that time, all of the remainder of the space in the Building). LANDLORD need not offer all of such space to TENANT at one time. LANDLORD agrees not to enter into any leases with third parties for such space for a term (including extension options) in excess of five years, except as provided below. Upon request by TENANT, LANDLORD will notify TENANT, with respect to any leases for such space, of the expiration dates of such leases so that TENANT will be able to anticipate when such space will be available. LANDLORD will offer all or a portion of such space to TENANT by written notice to TENANT, identifying the anticipated date of delivery. TENANT will have until the later of 30 days after receipt of LANDLORD's notice or the date 60 days prior to the beginning of the fourth Lease Year to accept such space as part of the Leased Premises, which acceptance shall be in writing. If TENANT accepts LANDLORD's offer of any of the remaining space in the Building, TENANT shall lease such space for a term equal to the greater of five
(5) years or the remaining term of this Lease at such time, upon the same terms and conditions as contained in this Lease, with Base Rent for the period before what prior to the expansion was the expiration of the term of this Lease to be at the same per square foot rate, as it changes from time to time, as applies to the balance of the Leased Premises, and with Base Rent for the period after what prior to the expansion was the expiration of the term of this Lease to be at the same per square foot rate as applies to the balance of the Leased Premises immediately prior to such expiration date, and the Tenant Improvement Allowance with respect to such space shall be $17.00 per rentable square foot for office space and $2.00 per rentable square foot for storage space (with the allocation of office and storage space designated by TENANT), multiplied by a fraction, the numerator of which is the number of months of the term for such expansion space and the denominator of which is 108. Notwithstanding anything in this Section 36 to the contrary, (a) the Base Rent for expansion option space shall never be less than the Base Rent calculated at the per square foot rate prescribed in Section 2 for the ninth Lease Year; and (b) if TENANT takes delivery of an expansion option space at a time when Market Rate Rent is already in effect and when the Lease term has less than 2 years to run, the parties will redetermine Market Rate Rent at the time that the Lease term would otherwise have expired. If the term for the Leased Premises prior to the exercise of an expansion option would expire prior to the expiration of the term with respect to the space added by exercise of an expansion option, the term for the Leased Premises prior to the exercise of an expansion option shall be automatically extended to coincide with the term with respect to the expansion option space, and the Base Rent per rentable square foot shall be computed on the same basis as for the expansion option space. The rent and the term with respect to the expansion option space will commence upon LANDLORD's delivery of exclusive possession to TENANT after LANDLORD's completion of the tenant improvements required by TENANT and delivery to TENANT of LANDLORD's architect's certificate of completion and a certificate of occupancy by the City of Minnetonka. If TENANT accepts LANDLORD's offer with respect of any of the expansion option space and LANDLORD is unable to deliver exclusive possession of such space to TENANT in the condition required, together with the two required certificates, on or before the date 180 days after LANDLORD's anticipated date of delivery set forth in LANDLORD's offer, TENANT may terminate this Lease by giving 150 days' prior written notice to LANDLORD within 90 days after the end of such 180-day period, in which event neither party shall have any further obligations under this Lease, except for LANDLORD's obligation to return the security deposit as required herein and other obligations which expressly survive the termination or expiration of this Lease. If TENANT does not exercise its option as to any portion of the expansion option space within the period provided above or if TENANT terminates its expansion option with respect to the Expansion Space pursuant to Section 1 above, LANDLORD may offer such space to third parties for any term desired by LANDLORD. If LANDLORD does not lease a portion of the expansion option space (including the Expansion Space) not accepted by TENANT within 6 months after the expiration of TENANT's period to exercise its option, LANDLORD shall again offer such space to TENANT on the same terms and conditions set forth above, except TENANT must exercise its option within 10 days after LANDLORD's offer. LANDLORD shall also offer any portion of the expansion option space

(including the Expansion Space) not accepted by TENANT which LANDLORD leases to third parties when such space again becomes available on the same terms and conditions set forth above, except TENANT must exercise its option within 10 days after LANDLORD's offer. Notwithstanding anything to the contrary contained in this Section 36, the Base Rent for all of the Leased Premises will be computed based on the Market Rate Rent, as defined in Section 38 below, if this Lease remains in existence (other than by reason of an extension pursuant to Section 37 below) after the end of the fourteenth Lease Year. If TENANT exercises any expansion option, LANDLORD shall build out such space from its then "as is" condition, at LANDLORD's expense, using the Tenant Improvement Allowance set forth above. Any costs in excess of the Tenant Improvement Allowance shall be for TENANT's account. Notwithstanding the foregoing, LANDLORD agrees to perform any necessary Landlord's Work, as defined in Exhibit E, with respect to any expansion option space at LANDLORD's sole expense, without diminishing the Tenant Improvement Allowance established above for Tenant Improvements.

37.  EXTENSION OPTIONS

     TENANT has two (2) extension options to extend the Lease term for five (5) years each, if TENANT notifies LANDLORD in writing at least one hundred twenty
(120) days prior to the expiration of the Lease term, as the same may have been previously extended. All extensions under this Section 37 are on an "as is" basis. TENANT may not exercise its second extension option for the second extension term if it has not exercised its first extension option for the first extension term. If TENANT exercises any of its extension options, this Lease will be in full force and effect during the Lease term, as so extended, subject to all of the terms and conditions of this Lease, except that the annual Base Rent will be the Market Rate Rent. Any exercise of any such option applies to the entirety of the Leased Premises, and TENANT shall have no right to exercise any such option as to only a part thereof. If TENANT exercises one of its extension options pursuant to this Section 37 and LANDLORD thereafter offers space to TENANT pursuant to Section 36 which TENANT accepts prior to what would have been the expiration of the Lease term prior to TENANT's extension under this Section 37, the extension pursuant to Section 36 shall apply and TENANT's extension pursuant to this Section 37 shall be deemed rescinded, provided such extension option pursuant to this Section 37 shall remain available at the end of the Lease term, as so extended pursuant to Section 36.

38.  MARKET RATE RENT

     "Market Rate Rent" is hereby defined for all purposes of this Lease as the annual base or net rent for the space in question as of the commencement of the period in question, as determined by reference to comparable spaces in comparable locations in southwest suburban Minneapolis, Minnesota, for renewing tenants whose total leased space is similar to that of TENANT, and is understood to be the amount, including free rent, leasehold improvement allowances (taking into account the value of TENANT's then existing leasehold improvements) and other rent inducements for which a willing landlord would lease the space in question to a willing and creditworthy tenant for the period in question, assuming the same terms and conditions as contained in this Lease, except for the annual base or net rent.

     The Market Rate Rent shall be determined by agreement of LANDLORD and TENANT and upon the failure of the parties to agree on the Market Rate Rent within thirty (30) days after the date on which TENANT shall have given notice exercising its option with respect to the space in question or the first date of the fifteenth Lease Year (if the last sentence of Section 36 applies), it shall be determined by three appraisers, selected as provided below, each of whom must have at least five years experience in appraising fair rental values in comparable buildings and knowledge of the rental real estate market in suburban Minneapolis, Minnesota. Each party shall hire and name one disinterested, independent M.A.I. appraiser and the two such appraisers shall pick a third. Such appraisers shall be instructed to make such appraisal independently without consulting each other and taking into account all relevant circumstances, and thereafter, on the same day, all three appraisers shall submit appraisals to LANDLORD and TENANT in writing. The appraisers are instructed to complete their appraisals within 30 days of their appointment, and sooner if practicable. The annual base or net rent for the period in question shall be the mean of (i) all the appraisals in the event the highest is not more than 10% higher than the lowest of such appraisals, or the mean of (ii) the two appraisals which are closest in amount to each other in the event the highest is more than 10% higher than the lowest. Upon the determination of the Market Rate Rent, the parties shall execute an appropriate document evidencing such Market Rate Rent for the space and period in question. Each party shall pay the costs of its own appraiser. The cost of the third appraiser and all other costs incurred in connection with the appraisal process shall be shared equally between LANDLORD and TENANT.

39.  TENANT'S RIGHT TO TERMINATE

                             INTENTIONALLY OMITTED

40.  SELF MANAGEMENT

     At such time as TENANT occupies 100% of the Building, TENANT may elect to manage the Building itself on behalf of LANDLORD, in which event LANDLORD shall be entitled to a management fee of only 1%.

41.  BUILDING NAME

     So long as TENANT is an occupant of the Building, the Building shall be named the "Summit Medical" building. After Tenant has ceased to be an occupant of the Building, LANDLORD agrees to immediately cease using the name "Summit Medical" and to remove all signs identifying the Building by such name.

42.  ASSUMPTION OF EXISTING LEASE OBLIGATIONS

     LANDLORD agrees to assume TENANT's rent obligation under its two leases at One Carlson Parkway (the "Carlson Leases," being the lease dated October 27, 1988, as amended from time to time thereafter, and the lease dated February 2, 1993, as amended from time to time thereafter), for the period beginning with the Rent Commencement Date and ending April 30, 1997 (the "Assumption Period"). TENANT hereby warrants that it is not at present in default under the Carlson Leases; that the present amount of gross rent (base rent and additional rent) due under the Carlson Leases is $33,247.56 per month; that the Carlson Leases do not provide for any increase in monthly base rent for any period between the date hereof and April 30, 1997; and that the amount of additional rent is scheduled to change as of January 1, 1997. Notwithstanding anything herein to the contrary, LANDLORD is not assuming (a) TENANT's monthly obligation to pay rent to the extent in excess of $33,247.56 per month, except for LANDLORD's pro rata share of any additional rent billed after the end of calendar year 1996 for calendar year 1996, plus any increase in additional rent in calendar year 1997 through April 30, 1997, and (b) any sum due under the Carlson Leases by reason of TENANT's past, present or future default or TENANT's expansion of the space beyond that covered by the Carlson Leases as of August 1, 1996. Furthermore, if the landlord under the Carlson Leases (the "Carlson landlord") retroactively adjusts additional rent, pursuant to the last paragraph of section 27B of the Carlson Leases, LANDLORD's rights and obligations extend only to the credit or debit attributable to the Assumption Period.

     At LANDLORD's option, TENANT will assign the Carlson Leases to LANDLORD, provided the Carlson landlord consents to the assignment, to the extent the Carlson Leases require such consent, and provided TENANT consents to the terms of such assignment, which consent shall not be unreasonably withheld. TENANT will use its best efforts to obtain that consent and to do so in a timely manner, and to cooperate with any efforts of LANDLORD to obtain that consent, provided TENANT shall not be required to expend any monies or incur any additional liabilities or obligations in connection therewith. In the event of any such assignment, LANDLORD will assume TENANT's obligations, going forward, from and after the effective date of the assignment, with respect to the Carlson Leases, but will assume no liability for any damage occurring by reason of TENANT's occupancy of those premises prior to that effective date.

     Whether or not such an assignment occurs, LANDLORD will have the right to negotiate with the Carlson landlord to cancel the Carlson Leases, effective prior to April 30, 1997, and TENANT will cooperate fully with such efforts of LANDLORD, provided TENANT shall not be required to expend any monies or incur any additional liabilities or obligations in connection therewith. TENANT will consent to any such proposed cancellation, provided that TENANT is relieved of all obligations under the Carlson Leases except obligations (a) arising from physical damage to the Carlson Leases premises occurring by reason of TENANT's occupancy prior to the effective date, (b) arising from TENANT's failure to vacate those premises, upon expiration, cancellation, or termination of the Carlson Leases, in accordance with Section 7G of the Carlson Leases, and (c) otherwise arising by reason of TENANT's occupancy prior to the effective date of the cancellation, and provided further that TENANT is not required to pay any of the cost of any inducement required by the Carlson landlord as a condition to the Carlson landlord agreeing to such cancellation.

     TENANT and not LANDLORD shall be entitled to the return of any security deposit made by TENANT under the Carlson Leases at the expiration or earlier termination of the Carlson Leases.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

LANDLORD                           TENANT

RED CIRCLE L.L.P.                  SUMMIT MEDICAL SYSTEMS, INC.


By_________________________        By_________________________

___________________________        ___________________________
(Please Print)                     (Please Print)
Its Authorized Agent               Its________________________
                                    (Please Print)

Date_______________________        Date_______________________

                                   EXHIBIT A

                             [Building Floor Plan]

                                   EXHIBIT C

                               Legal Description

Lots 7 and 8, Block 1; and That part of Lot 6, Block 1, which lies Westerly of the following described line:

     Beginning at a point on the South line of said Lot 6, distant 123.00 feet Westerly from the Southeast corner of said Lot 6; thence North 1 degree, 09 minutes, 15 seconds East, a distance of 391.08 feet to a point on the North line of said Lot 6, distant 127.43 feet Westerly from the Northeast corner of said Lot 6, and said line there terminating, Opus 2 Eighth Addition, according to the plat thereof on file or of record in the office of the Registrar of Titles in and for said County.

Together with the right of the Owner of all of Lots 6 and 7, Block 1, Opus 2 Eighth Addition to an easement for road purposes as provided in Document No. 1086026, Files of the Registrar of Titles.

                                  EXHIBIT "E"

                                 CONSTRUCTION
                                 ------------

          LANDLORD agrees to deliver the Leased Premises to TENANT on a so-called "turn key" basis, as described in this Exhibit E. LANDLORD will provide, construct and/or install (i) the site improvements for and other improvements to the Building, (ii) the systems to serve the Leased Premises, and (iii) Tenant Improvements and other TENANT related items, all in accordance with final plans and specifications prepared by LANDLORD's architect (Design Partnership or other architect selected by LANDLORD) and reviewed and approved by TENANT, as described below.

          LANDLORD agrees to perform all of Landlord's Work as provided in the final plans and specifications, at LANDLORD's sole cost and expense, which shall not be included in computing TENANT's utilization of the Tenant Improvement Allowance. "Landlord's Work" shall mean all work required to the base Building, Building systems and the grounds, including, without limitation, resurfacing the parking lot, certain new sidewalks, new windows in the altered portions of the Building as shown on the attached Exhibit "I", any necessary roof repairs, any necessary structural repairs, certain landscaping, signage to the extent of LANDLORD's obligation under this Lease, HVAC replacement or repair (as necessary), HVAC cooling tower replacement, HVAC thermostats and interior system repairs; retrofitting HVAC to an open plan, building standard lighting, ceiling grids and ceiling tiles for areas designated for office use currently without ceilings; one new lower level entry, new foyer and skylight on the lower level, sheetrock (taped, sanded and ready for paint) on all exposed cinder block in the Leased Premises (excluding option storage areas or fire stairwells), retrofitting bathrooms, access control at freight elevator and stair and preparation of the plans and specifications (including all work of LANDLORD's architect for the preparation of preliminary plans and specifications, but not the work of TENANT's architect). "Tenant Improvements" shall mean the work required to finish the interior of the Leased Premises for TENANT's use and occupancy. Tenant Improvements shall be in addition to Landlord's Work.

          LANDLORD's architect will prepare and submit to TENANT a preliminary floor plan for the Building. Based on the preliminary floor plan, TENANT's architect (Wheeler Hildebrandt or other architect selected by Tenant) will prepare and submit to LANDLORD a layout for the Leased Premises. LANDLORD's architect will prepare preliminary plans and specifications inclusive of all items required by the layout. TENANT and TENANT's architect will review the preliminary plans and specifications for conformance to the layout. If TENANT or TENANT's architect requires any changes to the preliminary plans and specifications, LANDLORD and LANDLORD's architect will work with TENANT and TENANT's architect until TENANT approves a set of preliminary plans and specifications.

          LANDLORD agrees to provide to TENANT a schedule of values for the various components of the work, including copies of actual bids for the mechanical and electrical work. If TENANT is not satisfied with the schedule of values or the mechanical and electrical bids, LANDLORD will obtain unit pricing bids for all items, to refine the estimates, for TENANT's approval. If TENANT is still not satisfied with the pricing, TENANT may bid Tenant Improvements itself and/or work with LANDLORD to amend the preliminary plans and specifications to reduce costs. LANDLORD's pricing may include an allowance for overhead and profit of 10%, which shall be shown as a separate line item. LANDLORD agrees to pay for Tenant Improvements up to a maximum of $865,667 ($17.00 per square foot for office and $2.00 per square foot for storage) (the "Tenant Improvement Allowance"). Once TENANT is satisfied with the pricing for Tenant Improvements and the preliminary plans and specifications for all of the work, the approved plans and specifications will become the final plans and specifications and LANDLORD and TENANT will sign them, as provided below. LANDLORD and TENANT agree to sign at least two copies of a complete set of both the final plans and the final specifications and each party will be given at least one complete signed copy thereof. The plans and specifications will not be deemed final and approved by LANDLORD and TENANT until LANDLORD and TENANT have signed at least two copies, as provided above. If the pricing approved by TENANT for Tenant Improvements is in excess of the Tenant Improvement Allowance, TENANT shall pay to LANDLORD an amount equal to such excess within fifteen (15) days after being invoiced therefor. If the pricing approved by TENANT for Tenant Improvements is less than the Tenant Improvement Allowance, then TENANT's annual rent obligation shall be reduced by an amount equal to the unused Tenant Improvement Allowance multiplied by 14% (Example: if $100,000 of the Tenant Improvement Allowance is not used, TENANT's annual rent would be reduced by $14,000, or $1,166.67 per month). After TENANT has approved the pricing for Tenant Improvements, TENANT's usage of the Tenant Improvement Allowance will be deemed fixed based on such pricing and LANDLORD will complete the work on a "turn key" basis, regardless of the actual costs. This Lease is contingent upon LANDLORD and TENANT agreeing on the pricing and the final plans and specifications on or before September 30, 1996. If LANDLORD and TENANT have not agreed upon the pricing and the final plans and specifications on or before September 30, 1996 at 12:00 noon, which agreements will be evidenced by a letter agreement executed by LANDLORD and TENANT fixing TENANT's utilization of the Tenant Improvement Allowance and detailing the impact on TENANT's rental obligation, and LANDLORD and TENANT signing the final plans and specifications as required above, this Lease shall be automatically null and void, and neither party shall have any rights or obligations hereunder. Notwithstanding any provision in the Lease to the contrary, if there is unused Tenant Improvement Allowance, the parties will calculate the actual Tenant Improvement Allowance for the office space (for which purpose they will assume LANDLORD spent the full $2 per square foot for storage space), per square foot of office space; that figure will replace $17 per square foot where used elsewhere in the Lease; and the Base Rent rental rates will reflect the amounts shown in Section 2 of the Lease, as reduced by the rent reduction to which TENANT is entitled, as provided for earlier in this provision. Such per square foot rent reduction shall also apply to the Expansion Space and any expansion option space added pursuant to Section 36.

          LANDLORD will perform all of the work required by the final plans and specifications in a good and worker-like manner, using materials specified by TENANT, in accordance with all applicable building and zoning codes and regulations and the Laws. LANDLORD warrants that the heating, ventilating and air conditioning unit(s) and distribution system for the Leased Premises will be professionally engineered and adequately sized to provide comfortable heating, ventilating and cooling year-round.

          LANDLORD also agrees to pay to TENANT, upon TENANT taking occupancy of the Leased Premises, the additional sum of $5,000 for TENANT's construction consultant. LANDLORD hereby authorizes TENANT to have TENANT's construction consultant oversee all construction pricing to ensure that such pricing is accurate and competitive and to oversee construction to ensure that all work is constructed in accordance with the final plans and specifications. In addition to the Tenant Improvement Allowance, LANDLORD agrees to pay TENANT, upon TENANT taking occupancy of the Leased Premises, the additional sum of $86,665 to reimburse TENANT for other "soft costs" associated with the execution of this Lease, including, without limitation, any brokerage fees not the obligation of LANDLORD, moving expenses and outside design services (including TENANT's architect).

          TENANT will be provided reasonable access to the Leased Premises during construction and the right to install any items not to be installed by LANDLORD. LANDLORD agrees not to unreasonably withhold its consent to reasonable changes requested by TENANT during construction, providing said changes do not result in net additional expense to LANDLORD or increase the time required for LANDLORD to perform its construction responsibilities. If any TENANT-proposed changes result in net additional expense to LANDLORD, LANDLORD will not withhold its consent to any such changes if TENANT agrees to reimburse LANDLORD for the cost of such net additional expense. If any TENANT-proposed changes increase the time required for LANDLORD to perform its construction responsibilities by an amount not to exceed 45 days, LANDLORD will not withhold its consent to any such changes if TENANT agrees to postpone the penalty that would otherwise be imposed on November 22, 1996 at 5:00 p.m. one day for each day of delay caused by TENANT's proposed changes. LANDLORD will clean the Leased Premises "mop clean" before turning over possession to TENANT, with all window surfaces washed (inside and out).

                                  EXHIBIT "G"

                              MATERIAL USE RIDER

     TENANT, its employees and/or invitees will not, without LANDLORD's prior written consent, bring onto the Leased Premises, common area, or allow thereon, any "hazardous substance" within the meaning of any federal or state statute, "release", within the meaning of the Minnesota Environmental Response and Liability Act, or any successor statute, thereon or within 200 feet thereof any "hazardous substance" or natural gas or petroleum product, or refuel any vehicle thereon or within 200 feet thereof.

     LANDLORD may withhold or condition consent as it sees fit, in its absolute discretion. Notwithstanding any termination of the Lease, TENANT will indemnify and hold LANDLORD harmless from any cost, expense, or damage resulting from a violation of this paragraph, and will, upon request from LANDLORD promptly remove, at its sole expense, any material so brought or released in violation of this paragraph. LANDLORD may, from time to time inspect the Leased Premises to determine compliance with this paragraph, and require TENANT to certify to such compliance. A violation of this paragraph is a breach for which LANDLORD need not provide notice or a period to cure, and any contrary provision in this Lease is hereby modified to so provide.

     Notwithstanding the foregoing, TENANT may use immaterial amounts of hazardous substances normally used by office tenants (e.g., white out, toner, janitorial supplies) if used in compliance with all applicable laws and regulations.

     EACH ITEM ON THE FOLLOWING CHECKLIST MUST BE ANSWERED.

1.   Will any chemicals be used or stored on the premises?

     YES  NO   If yes, list all chemicals that are to be used or stored in the
          --
premises (except as set forth in the third grammatical paragraph above)
         -----------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

2.   Will any materials be used or stored on the premises that appear on any
local, state or federal list of "HAZARDOUS SUBSTANCES"?  YES    NO
                                                                --

If yes, list all items in the space provided.  (except as set forth in the third
                                               ---------------------------------
grammatical paragraph above
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

3.   Do you have permits to handle, use or store "HAZARDOUS SUBSTANCES?"
YES   NO  If yes, attach copies of these permits to this exhibit.
      --

4.   Will any flammables be used or stored on premises?   YES    NO
                                                                 --
If yes, list type, quantities and how the flammable will be stored._____________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     I certify that the above information is true, complete and correct. Further, I understand and agree that no substance other than those listed above and approved by LANDLORD may be used or stored on the Leased Premises and that any additions to the above list must be approved in writing by LANDLORD or its authorized agent.

                                    TENANT:

                                    SUMMIT MEDICAL SYSTEMS, INC.


                                    By_________________________

                                    ___________________________
                                    (Please Print)

                                    Its_________________________

                                    (Please Print)


                                    Date_______________________

                                  EXHIBIT "H"

1.   Exercise Room

2.   New Exterior Windows (south side expansion)

13.  New stairway

                                   EXHIBIT I

                             [Plan of New Windows]